Exhibit 99.1

TRxADE GROUP, INC. REPORTS 2019 RESULTS

●	Delivered 2019 annual revenues of $7.43 Million (94.1% increase)
●	Total Adjusted EBITDA of $852,647 (249% increase)
●	Launched next generation of Telehealth Platform ( www.Bonumhealth.com )
●	Launched Drug delivery platform using our network of pharmacies ( www.delivmeds.com)
●	Listed on the NASDAQ, symbol: MEDS
●	Received net proceeds of approximately $5.3 million through a public stock offering

TAMPA, FL – (March 30th , 2020) – Trxade Group, Inc., (Nasdaq: MEDS)(“Trxade Group” or the “Company”), an integrated telehealth, drug procurement, delivery and healthcare platform that enables price transparency and increased profit margins to healthcare buyers and sellers of pharmaceuticals, announced annual results for the year ended December 31, 2019.

2019 Annual Results Summary:

●	Revenues from continuing operations was $7.43 million compared to $3.83 million for 2018.
●	Operating Income for the year 2019 was $125,244 compared to an Operating Loss of ($87,616) in 2018.

The revenue growth was primarily attributable an increase of fee income generated from the Company’s web-based supplier-to-pharmacy trading platform (www.trxade.com) and to the acquisition of our wholly owned subsidiary Community Specialty Pharmacy, LLC.

For the full-year 2019, the Company reported a net loss available to common shareholders of ($284,428), or ($0.05) per basic share, versus a net income of $9,038, or ($0.00) per basic share, in 2018. Trxade Group, Inc. reported Adjusted EBITDA of $852,647 for the full-year 2019, versus $244,003 in the prior-year period. A schedule reconciling the Company’s GAAP and non-GAAP financial results (including Adjusted EBITDA) is included later in this release.

Suren Ajjarapu, Chairman and CEO, Trxade Group said “In addition to increased revenue growth from our companies, Trxade Group achieved a number of significant milestones around innovation and enhancements in 2019 that add even more value to our role as a strategic provider to independent pharmacies and lower cost healthcare to all consumers. We believe our platform will become even more important for our customers in the years to come. We have a clear vision of our strategy and the opportunities ahead and look forward to another successful year of growth.

Business Highlights:

●	Trxade continues to expand the reach of its trading platform through organic expansion, with 3,266 new independent pharmacies registered in 2019.
●	Number of pharmacy purchasers increased by 23.07% in 2019 vs. 2018.
●	An 8.86% increase in year over year purchases per pharmacy on the Trxade platform.
●	Trxade announced the next phase in the evolution of its B2C platform www.bonumhealth.com and www.delivemeds.com that will set the stage for the future introduction of a telehealth and drug delivery using our network of independent pharmacies to consumers.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that enables price transparency and increased profit margins to buyers and sellers of pharmaceuticals, makes Healthcare services affordable and accessible across all 50 states, and steps in to meet today’s immediate demands. Founded in 2010, Trxade Group is comprised of four synergistic operating platforms; 1) the Trxade B2B trading platform with 12,100 registered pharmacies; 2) a licensed virtual Wholesaler; 3) affordable healthcare via their Bonum Health app and web-based telehealth services; and 4) Same Day or Mail Order Pharmacy delivery capabilities via their DelivMeds app featuring their extensive nationwide distribution network. For additional information, please visit us at www.trxade.com, www.delivmeds.com, and www.bonumhealth.com.

Supplemental Financial Data

The Attached Selected Supplemental Financial Data tables disclose amounts reflected in our historical financial results and include the results of operations for a comparable period. Trxade utilizes certain financial measures that are not calculated in accordance with accepted accounting principles (GAAP) to access its financial performance such as working capital. This presentation should be viewed as a supplement to and not a substitute for the results of operations presented on a GAAP basis. Shareholders are encouraged to review the company’s filings with the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to us and our operations are described in the “Risk Factors” sections of our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov.

Investor Relations: Simonne Valdez 800-261-0281 IR@trxade.com	Corporate Communications: NetworkWire (NW) New York, New York www.NetworkNewsWire.com 212.418.1217 Office Editor@NetworkWire.com

Selected Supplemental Financial Data

Trxade Group, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2019 and 2018

	2019	2018
Revenues, net	$7,436,264	$3,831,778
Cost of Sales	2,565,500	449,049
Gross Profit	4,870,764	3,382,729

Operating Expenses
Loss on write-off of Software Asset	368,520	-
General and Administrative	4,377,020	3,470,345
Total Operating Expenses	4,745,540	3,470,345

Operating Income (Loss)	125,224	(87,616)

Other Income	72,075	161,639
Investment Loss	(250,000)	-
Loss on Extinguishment of Debt	(178,500)	(7,444)
Interest Expense	(53,227)	(57,541)
Net Income (Loss)	$(284,428)	$9,038

Net Income (Loss) per Common Share – Basic:	$(0.05)	$0.00

Net Income (Loss) per Common Share – Diluted:	$(0.05)	$0.00

Weighted average Common Shares Outstanding Basic	5,929,092	5,376,771
Weighted average Common Shares Outstanding Diluted	5,929,092	5,826,417

	December 31,
	2019	2018
Balance Sheet Data:

Working Capital	$3,282,141	$605,710

Total Assets	$5,571,494	$2,227,587

Long-Term Debt	$225,000	$522,552

Shareholders’ Equity	$4,140,217	$844,668

Reconciliation of Net Income (Loss) attributable to Trxade Group, Inc., to Earnings before

Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the year ended
	December 31,
	2019	2018

Net Income (loss) attributable to Trxade Group, Inc.	$(284,428)	$9,038

Add (deduct):
Interest Expense	53,227	57,541
Depreciation and amortization	5,000	152
EBITDA	(226,201)	66,731

Add (deduct):
Loss on extinguishment of debt	178,500	7,444
Loss on write-off of software asset	368,520	-
Investment Loss	250,000	-
Stock-based compensation	281,828	169,828
Adjusted EBITDA *	$852,647	$244,003

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) on change in value of derivative warrant liability and unrealized gains and losses on derivative instruments for hedging activities. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs;

EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

Other companies in this industry may calculate EBITDA and Adjusted EBITDA differently than Trxade Group, Inc. does, limiting its usefulness as a comparative measure.